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                                                                     EXHIBIT 21



             AMERADA HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT



                                                            ORGANIZED UNDER
                   NAME OF SUBSIDIARY                         THE LAWS OF
                   ------------------                       ---------------

A.H. Shipping Guaranty Corporation ......................   Delaware

Amerada Hess (Denmark) A/S ..............................   Denmark

Amerada Hess Limited ....................................   United Kingdom

Amerada Hess Norge A/S ..................................   Norway

Amerada Hess Production Gabon ...........................   Gabon

Amerada Hess Shipping Corporation .......................   Liberia

Hess Energy Trading Company, LLC ........................   Delaware

Hess Oil Virgin Islands Corp. ...........................   U.S. Virgin Islands

Jamestown Insurance Company Limited .....................   Bermuda

Tioga Gas Plant, Inc. ...................................   Delaware


Other subsidiaries (names omitted because such unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary).

Each of the foregoing subsidiaries conducts business under the name listed, and is 100% owned by the Registrant, except for Hess Energy Trading Company, LLC, which is a trading company that is a joint venture between the Registrant and unrelated parties.



                   NAME OF AFFILIATE
                   -----------------

HOVENSA L.L.C. ..........................................   U.S. Virgin Islands


Summarized Financial Information of HOVENSA L.L.C. is included in the Registrant's 1999 Annual Report to Stockholders.